ACTEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on October 15, 2004

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Actel Corporation, a California corporation (Actel), will be held on October 15, 2004, at 1:30 p.m. PDT at Michaels at Shoreline, 2960 N. Shoreline Boulevard, Mountain View, California 94043, for the following purposes:

          1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. To ratify the appointment of Ernst & Young LLP as Actel's independent auditors for the fiscal year ending January 2, 2005.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

     Only shareholders of record at the close of business on September 1, 2004, are entitled to notice of and to vote at the Annual Meeting. On September 1, 2004, 25,436,831 shares of Actel's Common Stock were issued and outstanding.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid, self-addressed envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             David L. Van De Hey
                                             Secretary

Mountain View, California
September 14, 2004

                                ACTEL CORPORATION

                     --------------------------------------

                               PROXY STATEMENT FOR

                       2004 ANNUAL MEETING OF SHAREHOLDERS


     The enclosed Proxy is solicited on behalf of the Board of Directors of Actel Corporation, a California corporation, for use at the Annual Meeting of Shareholders to be held on Friday, October 15, 2004, at 1:30 p.m. PDT, and at any adjournments of the Annual Meeting for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Michaels at Shoreline, 2960 N. Shoreline Boulevard, Mountain View, California 94043. The telephone number at that address is (650) 962-1014. In this Proxy Statement, Actel Corporation is referred to as "we," "us," and "our."

     These proxy solicitation materials were mailed on or about September 17, 2004, to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

     Holders of record of our Common Stock at the close of business on September 1, 2004 (Record Date), are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 25,436,831 shares of our Common Stock were issued and outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or
(ii) attending the Annual Meeting and voting in person. Our principal executive offices are located at 2061 Stierlin Court, Mountain View, California 94043. Our telephone number at that address is (650) 318-4200.

Voting and Solicitation

     Each shareholder is entitled to one vote for each share held on all matters.

     This solicitation of proxies is made by our Board of Directors and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers, or regular employees without payment of additional compensation.

Required Vote

     The quorum required to conduct business at the Annual Meeting or any adjournments of the Annual Meeting is a majority of the shares of our Common Stock issued and outstanding on the Record Date. If a quorum is present, the six candidates receiving the highest number of affirmative votes are elected directors; votes against any candidate and votes withheld have no legal effect. On all other proposals set forth in this Proxy Statement, the affirmative vote of the majority of the shares represented at the Annual Meeting and "voting" will be the act of the shareholders.

     Although there is no definitive California statute or case law as to the proper treatment of abstentions and broker nonvotes, we believe that both abstentions and broker nonvotes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. We also believe that neither abstentions nor broker nonvotes should be counted for purposes of determining the total number of shares represented and "voting" on each matter for which that is the required vote of the shareholders. In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker nonvotes in the manner described in this paragraph.

Deadline for Receipt of Shareholder Proposals

     In order to be considered for inclusion in our proxy statement and form of proxy relating to our 2005 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than December 17, 2004. In addition, under our Bylaws, a shareholder wishing to nominate a person for election to the Board of Directors or make a proposal at the 2005 Annual Meeting of Shareholders must submit notice of such nomination or proposal to our Secretary 90 to 120 days before the meeting.

Share Ownership

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person who we believe owned beneficially more than 5% of our outstanding shares of Common Stock as of the Record Date:

                                                                                          Amount and
                                                                                           Nature of
                                                                                          Beneficial      Percent of
                         Name and Address of Beneficial Owner                              Ownership      Class (1)
-----------------------------------------------------------------------------------      -------------    ----------
Franklin Resources, Inc............................................................      2,681,148 (2)       10.5%
One Franklin Parkway
San Mateo, California 94403-1906

Mellon Financial Corporation.......................................................      1,271,538 (3)       5.0%
One Mellon Center
Pittsburgh, Pennsylvania  12528

Neuberger Berman, Inc..............................................................      2,206,722 (4)       8.7%
605 Third Ave.
New York, NY, 10158-3698

----------------------------------------

(1) Calculated as a percentage of shares of our Common Stock outstanding as of December 31, 2003.

(2) As reported by the beneficial owner as of May 28, 2003, in a Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission (SEC) on June 9, 2004. The reporting person (FRI), which is a parent holding company, has direct and indirect investment advisor subsidiaries that advise one or more open or closed-end investment companies or other managed accounts (Advisor Subsidiaries). Franklin Advisers, Inc. (FAI), an indirect wholly owned investment advisory subsidiary of FRI, has sole voting and dispositive powers with respect to 2,095,300 shares of Common Stock. Franklin Private Client Group, Inc. (FPCG), an investment advisory subsidiary of FAI, has sole voting and dispositive powers with respect to 585,848 shares of Common Stock. FMI and FPCG reported the securities over which they hold investment and voting power separately from each other because such powers are exercised independently from each other, FAI, and all other Advisor Subsidiaries. FPCG may hold some or all of such shares under investment management arrangements under which the underlying clients may retain the power to vote the shares beneficially held by FPCG. To the extent any underlying clients retain voting power of any shares, FPCG disclaims sole power to vote or direct the vote for such shares. Charles B. Johnson and Rupert H. Johnson, Jr. (Principal Shareholders) each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (Exchange Act), the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders, and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by the Schedule 13G.

(3) As reported by the beneficial owner in a Schedule 13G filed with the SEC on February 4, 2004. The reporting person, which is a parent holding company, has sole voting power with respect to 1,026,848 shares of Common Stock, shared voting and dispositive power with respect to 233,240 shares of Common Stock, and sole dispositive power with respect to 1,010,668 shares of Common Stock. The reporting person and direct or indirect subsidiaries beneficially own all of the shares in their various fiduciary capacities. As a result, another entity in every instance is entitled to dividends or proceeds of sale. The reporting person, on behalf of itself and its direct and indirect subsidiaries (including Mellon Bank, N.A., which is a bank as defined in Section 3(a)(6) of the Exchange Act), disclaims that the filing of the Schedule 13G is an admission of beneficial ownership of any such shares for the purposes of Section 13(d) or 13(g) of the Exchange Act.

(4) As reported by the beneficial owner as of December 31, 2003, in a Schedule 13G (Amendment No. 3) filed with the SEC on February 13, 2004. The reporting person has sole voting power with respect to 124,803 shares of Common Stock, shared voting power with respect to 1,636,400 shares of Common Stock, and shared dispositive power with respect to 2,206,722 shares of Common Stock. The reporting person, which is an investment company and a parent holding company, owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC is an investment advisor and broker/dealer with discretion. Neuberger Berman Management Inc. is an investment advisor to a Series of Public Mutual Funds. Neuberger Berman Genesis Fund Portfolio, a series of Equity Managers Trust, beneficially owns 1,591,200 shares of Common Stock. Neuberger Berman, LLC serves as sub-adviser and Neuberger Berman Management Inc. serves as investment manager of Neuberger Berman Genesis Fund Portfolio, which holds such shares in the ordinary course of its business and not with the purpose of changing or influencing the control of the issuer. The balance of the shares with respect to which the reporting person has shared voting power is held by Neuberger Berman's various other Funds. Neuberger Berman, LLC is the sub-advisor to such Funds. Neuberger Berman, LLC also has the sole power to vote the shares of many unrelated clients. The clients are the actual owners of those shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. The balance of the shares with respect to which the reporting person has shared dispositive power is for individual client accounts.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting and until a successor has been elected.

     The Board of Directors recommends that shareholders vote "FOR" the nominees listed below:



                                                                                                           Director
               Name of Nominee                   Age                 Principal Occupation                   Since
--------------------------------------------   ------   ----------------------------------------------     --------

John C. East ...............................     59     President and Chief Executive Officer                1988
                                                        Actel Corporation

James R. Fiebiger (1)(2)....................     63     Chairman and Chief Executive Officer                 2000
                                                        Lovoltech, Inc.

Jacob S. Jacobsson (1)(3)...................     50     President and Chief Executive Officer                1998
                                                        Forte Design Systems

J. Daniel McCranie (1)(3)...................     60     Retired                                              2004


Henry L. Perret (2).........................     58     President and Chief Financial Officer and            2003
                                                          Acting Chief Financial Officer
                                                        Legerity, Inc.

Robert G. Spencer (2)(3)....................     60     Principal                                            1989
                                                        The Spencer Group

----------------------------------------

(1) Member of Nominating Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

     Mr. East has served as our President, Chief Executive Officer, and a director since December 1988.

     Mr. Fiebiger has been a director since December 2000. Since December 1999, he has been Chairman and Chief Executive Officer of Lovoltech, Inc., a privately held semiconductor company specializing in low voltage devices. He also serves as a director of Mentor Graphics Corporation, QLogic Corporation, and a private company. Mr. Fiebiger was Vice Chairman and Managing Director of Technology Licensing of GateField Corporation, a semiconductor company that we purchased in November 2000, from 1998 to 2000, and President, Chief Executive Officer, and a director of GateField from 1996 to 1998.

     Mr. Jacobsson has been a director since May 1998. Since November 2000, he has been President, Chief Executive Officer, and a director of Cynapps, Inc. and its successor by merger, Forte Design Systems, a privately-held company that offers products and services for the hierarchical design and verification of large, complex systems and integrated circuits. For the five years before that, he was President and Chief Executive Officer of SCS Corporation, a privately held semiconductor company in the Radio Frequency Identification area. Mr. Jacobsson also serves as a director of various private companies.

     Mr. McCranie was appointed to the Board on April 14, 2004, to fill a vacancy left by the unexpected death of Jos C. Henkens in 2003. Mr. McCranie has been Chairman of the Board of Virage Logic CP, a provider of application-optimized semiconductor intellectual property (semiconductor IP) platforms based on memory, logic, and design tools, since August 2003; and of ON Semiconductor Corporation, a global supplier of power and data management and standard semiconductor components, since August 2002. From 1993 to 2001, Mr. McCranie was employed by Cypress Semiconductor Corporation, a diversified, broadline semiconductor supplier with a communications focus located in San Jose, California, most recently as Vice President, Marketing and Sales. He retired from that position in 2001. From 1986 to 1993, Mr. McCranie was President, Chief Executive Officer, and Chairman of SEEQ Technology, Inc., a manufacturer of semiconductor devices.

     Mr. Perret has been a director since January 2003. Since November 2003, he has been a director and President and Chief Executive Officer and acting Chief Financial Officer of Legerity, Inc. Before that, he had been Vice President of Finance, Chief Financial Officer, and General Manager of the Voice Network Access product line at Legerity since August 2001. Before joining Legerity, Mr. Perret was our Vice President of Finance and Chief Financial Officer from June 1997 and our Controller from January 1996. From April 1992 until joining us, he was the Site Controller for the manufacturing division of Applied Materials, a maker of semiconductor manufacturing equipment, in Austin, Texas. From 1978 to 1991, Mr. Perret held various financial positions with National Semiconductor, a semiconductor manufacturer.

     Mr. Spencer has been a director since February 1989. He has been the principal of The Spencer Group, a consulting firm, for the past five years.

     There is no family relationship between any of our directors and executive officers.

Board Meetings and Committees

     Our Board of Directors has separately-designated standing Audit, Compensation, and Nominating Committees. During our 2003 fiscal year, which ended January 4, 2004, the Board of Directors held six meetings, the Board's Audit Committee held eight meetings, the Board's Compensation Committee held three meetings, and the Board's Nominating Committee held four meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

     The Audit Committee, which currently consists of Messrs. Spencer, Fiebiger, and Perret, reviews the results and scope of the audit and other services provided by our independent auditors. The Audit Committee has a charter, a copy of which is attached as Appendix A to this Proxy Statement. Currently, each member of the Audit Committee is an "independent director" as defined in Rule 4200 of The Nasdaq Stock Market (Nasdaq). The Board of Directors has also determined that Mr. Perret qualifies as an "audit committee financial expert" and is currently "independent," as those terms are defined in the applicable SEC rules and regulations. See the Audit Committee Report under "OTHER INFORMATION" for more information regarding the Audit Committee and its functions.

     The Compensation Committee, which currently consists of Messrs. Jacobsson, Spencer, and McCranie, approves salary, benefit, and incentive compensation matters. See the Compensation Committee Report under "OTHER INFORMATION" below for more information regarding the Compensation Committee and its functions.

     The Nominating Committee, which currently consists of Messrs. Fiebiger, Jacobsson, and McCranie, recommends director nominees to the Board of Directors. The Nominating Committee has a charter, a copy of which is attached as Appendix B to this Proxy Statement. Each member of the Nominating Committee is an "independent director" as defined in Nasdaq Rule 4200. The policy of the Nominating Committee is to consider candidates recommended by shareholders in the same manner as candidates recommended to the Committee from other sources. See "Director Candidates" under "OTHER INFORMATION" below for a discussion of the Nominating Committee's policy with regard to the process for identifying and evaluating nominees for director, including nominees recommended by shareholders.


                 PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit our financial statements for the current fiscal year, which ends January 2, 2005. The Board of Directors recommends that shareholders vote "FOR" ratification of the selection of Ernst & Young LLP as our independent auditors. In the event of a negative vote, the Board will reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                OTHER INFORMATION

Security Ownership of Management

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 1, 2004, by (i) each director,
(ii) each officer named in the Summary Compensation Table, and (iii) all directors and officers as a group:

                                                                                         Shares         Percentage
                                                                                       Beneficially     Beneficially
                                       Name                                             Owned (1)        Owned (2)
--------------------------------------------------------------------------------      --------------   ------------
John C. East (3)................................................................             396,582       1.5%

James R. Fiebiger (3)...........................................................              15,000         *

Esmat Z. Hamdy (3)..............................................................             162,085         *

Paul V. Indaco (3)..............................................................             259,860       1.0%

Jacob S. Jacobsson (3)..........................................................              25,000         *

Dennis G. Kish (3)..............................................................             187,498         *

J. Daniel McCranie (3)..........................................................              12,500         *

Fares N. Mubarak (3)............................................................             185,332         *

Henry L. Perret.................................................................              27,988         *

Robert G. Spencer (3)...........................................................              40,166         *

All Directors and Executive Officers as a Group (14 persons) (3)................           1,795,815       6.6%

----------------------------------------

*        Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.

(2) Calculated as a percentage of shares of Common Stock outstanding as of September 1, 2004.

(3) Includes for each indicated director and officer shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date: for Mr. East, 319,178 shares; for Mr. Fiebiger, 15,000 shares; for Mr. Hamdy, 120,623 shares; for Mr. Indaco, 255,311 shares; for Mr. Jacobsson, 25,000 shares; for Mr. Kish, 187,498 shares; for Mr. McCranie, 12,500 shares; for Mr. Mubarak, 183,546 shares; for Mr. Perret, 3,750 shares; for Mr. Spencer, 32,500 shares; and for all directors and officers as a group, 1,626,465 shares.

Changes in Control

     We know of no arrangements that may result in a change in control of Actel.

Section 16(a) Beneficial Ownership Reporting Compliance

     To our knowledge, based solely on our review of the copies of reports furnished to us, all of our directors, officers, beneficial owners of more than ten percent of our Common Stock, and other persons subject to Section 16 of the Exchange Act with respect to our Common Stock filed with the SEC on a timely basis all reports required by Section 16(a) of the Exchange Act during our most recent fiscal year.

Director Candidates

     The policy of the Nominating Committee is to consider recommended nominees for the Board of Directors from shareholders holding no less than 1% of our Common Stock securities continuously for at least 12 months prior to the date of the submission of the recommendation. Shareholder recommendations for candidates to the Board of Directors must be directed in writing to Actel Corporation, Corporate Secretary, 2061 Stierlin Ct., Mountain View, CA 94043, and received not less than ninety (90) nor more than one hundred twenty (120) calendar days in advance of the anniversary of the date our proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.

     Shareholder recommendations must include the candidate's name, age, business address and residence address; the candidate's principal occupation or employment; the class and number of shares of Actel that are beneficially owned by such candidate; detailed biographical data and qualifications and information regarding any relationships between the candidate and Actel within the last three years; and any other information relating to such candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under the Exchange Act. A shareholder's recommendation to the Secretary must also set forth the name and address, as they appear on Actel's books, of the shareholder making such recommendation; the class and number of shares of Actel that are beneficially owned by the shareholder and the date such shares were acquired by the shareholder; any material interest of the shareholder in such recommendation; a description of all arrangements or understandings between the shareholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is made by the shareholder; a statement from the recommending shareholder in support of the candidate, references for the candidate, and the candidate's written consent to being named as a nominee and willingness to serve, if elected; and any other information that is required to be provided by the shareholder under the Exchange Act as a proponent of a shareholder proposal.

     In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers all factors it considers appropriate, including judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest, as well as the then-current size and composition of the Board of Directors and the needs of the Board and its committees. The Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee's field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to Actel's success; and an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Audit Committee Report

     The following report is provided to shareholders by the Audit Committee of the Board of Directors. This report shall not be deemed to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

     The Audit Committee of Actel's Board of Directors is currently composed of three directors and operates under a written charter adopted by the Board. Henry
L. Perret was added to Actel's Board of Directors on January 17, 2003, and appointed to the Audit Committee to serve as the Audit Committee Financial Expert. Mr. Perret was employed by Actel from January 1996 until August 2001, last serving as Vice President of Finance and Chief Financial Officer. At the time of his appointment, Mr. Perret was not an "independent director" as defined in Nasdaq Rule 4200. The Board of Directors determined that Mr. Perret's membership on the Audit Committee was in the best interests of Actel and its shareholders because of his experience and sophistication in accounting and financial matters and his familiarity with Actel and its financial statements. Currently, each member of the Audit Committee, including Mr. Perret, is an "independent director" as defined in Nasdaq Rule 4200 and meets the additional, more stringent requirements specified in Nasdaq Rule 4350 that apply to directors serving on audit committees. The current members of the Committee are listed at the end of this report.

     Management is responsible for Actel's internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of Actel's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor these processes. In addition, the Committee appoints Actel's auditors (Ernst & Young LLP).

     In this context, the Committee has reviewed and discussed with Actel's management and auditors the overall scope and plans for the independent audit as well as the audited financial statements. Management represented to the Committee that Actel's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     Discussions about Actel's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with the auditors other matters required by Statement on Auditing Standards
(SAS) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

     Actel's auditors provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed the auditors' independence with management and the auditors. In addition, the Committee considered whether the tax and other non-audit consulting services provided by the auditors' firm could impair the auditors' independence and concluded that such services have not impaired the auditors' independence.

     Based on the Committee's discussion with management and the auditors and the Committee's review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that the audited consolidated financial statements be included in Actel's Annual Report on Form 10-K for the year ended January 4, 2004, filed with the SEC.

                                                              James R. Fiebiger
                                                              Henry L. Perret
                                                              Robert G. Spencer

Shareholder Communications to the Board of Directors

     The Board of Directors has a process, approved by a majority of the independent directors, for shareholders to send communications to the Board of Directors. Shareholders can send communications to the Board or any specified individual director by email addressed to the Corporate Secretary at vandehey@actel.com.

Director Attendance at Annual Meetings

     Our policy is that the members of the Board of Directors are expected to attend our annual meetings if practicable. Five of the six members of the Board of Directors attended the 2003 Annual Meeting of Shareholders.

Executive Compensation

o    Summary of Officer Compensation

     The following table sets forth information concerning the compensation of the five mostly highly compensated executive officers who were serving as executive officers of the Company at the end of the last completed fiscal year:

                         Summary Compensation Table (1)

                                                                                                       Long Term
                                                                                                     Compensation
                                                                                                     -------------
                                                                  Annual Compensation                    Awards
                                                     ---------------------------------------------   -------------
                                                                                                       Securities
                                                                                   Other Annual        Underlying
       Name and Principal Position           Year       Salary       Bonus (2)     Compensation         Options
-----------------------------------------   -------  -------------  -----------  -----------------   ------------

John C. East...........................      2003    $    364,391  $     63,929  $           0            107,000
   President and Chief Executive             2002         381,894             0              0            120,000
   Officer                                   2001         362,800             0              0            125,000

Esmat Z. Hamdy.........................      2003         280,957        31,355              0             40,000
   Senior Vice President of                  2002         280,957             0              0             45,000
   Technology & Operations                   2001         280,957             0              0             50,000

Paul Indaco............................      2003         259,064        28,911          8,700 (3)         40,000
   Vice President of Sales                   2002         259,064             0          8,700 (3)         45,000
                                             2001         259,064             0          8,700 (3)         50,000

Dennis G. Kish  .......................      2003         235,000        26,226              0             40,000
   Vice President of Marketing               2002         233,257             0              0             45,000
                                             2001         235,000             0              0             50,000

Fares Mubarak..........................      2003         273,420        30,514              0             40,000
   Vice President of Engineering             2002         273,505             0              0             45,000
                                             2001         283,936             0              0             50,000

----------------------------------------

(1) Except as set forth in this table, there was no reportable compensation awarded to, earned by, or paid to the named executive officers in 2003.

(2) The Company pays bonuses in the year following that in which the bonuses were earned.

(3)  Other compensation related to car allowance.

o    Option Grants

     The following table sets forth certain information with respect to stock options granted during 2003 to each of the executive officers named in the Summary Compensation Table:


                                               Options Grants in Last Fiscal Year

                                                                                    Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock Price
                                           Individual Grants (1)                   Appreciation for Option Term (2)
                            ---------------------------------------------------  ------------------------------------

                                           % of Total
                                             Options
                               Number of   Granted to     Per
                              Securities    Employees     Share
                              Underlying    in Fiscal   Exercise     Expiration
           Name               Options (3)      Year      Price          Date      0%         5%            10%
-----------------------     --------------  ----------  ---------    ----------  -----  -------------  -------------
John C. East...........        107,000 (4)    9.07%     $  15.15     01/28/13    $   0  $   1,019,470  $   2,583,536

Esmat Z. Hamdy.........         40,000 (4)    3.39%        15.15     01/28/13        0        381,110        965,808

Paul V. Indaco.........         40,000 (4)    3.39%        15.15     01/28/13        0        381,110        965,808

Dennis G. Kish.........         40,000 (4)    3.39%        15.15     01/28/13        0        381,110        965,808

Fares N. Mubarak.......         40,000 (4)    3.39%        15.15     01/28/13        0        381,110        965,808

----------------------------------------

(1) The exercise price of these options is equal to the fair market value of our Common Stock on the date of grant, as determined by our Board of Directors. The options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. To the extent exercisable at the time of termination, options may be exercised within six months following termination of the optionee's employment, unless termination is the result of death, in which case the options become fully vested and may be exercised at any time within 12 months following death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance.

(2) The 0%, 5%, and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices. The "potential realizable value" was calculated at the assumed rates of appreciation using the applicable exercise price as the base.

(3) Options vest and are fully exercisable upon an involuntary termination other than "for cause," or a voluntary termination "for good reason," following a "change of control."

(4) Option begins vesting August 1, 2003, and vests 50% on August 1, 2005, then quarterly at a rate of 6.25% until August 1, 2007.

o    Option Values

     The following table sets forth certain information concerning the number of options exercised during 2003 by the executive officers named in the Summary Compensation Table, as well as the number and aggregate value of shares covered by both exercisable and unexercisable stock options held by such executive officers as of January 4, 2004, the end of the fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                               Number of Securities         Value of Unexercised
                                                              Underlying Unexercised       In-the-Money Options at
                                                            Options at Fiscal Year-End       Fiscal Year-End (1)
                                                           -----------------------------  --------------------------

                                 Shares
                                Acquired         Value                         Not                           Not
            Name               On Exercise   Realized (2)    Exercisable   Exercisable    Exercisable    Exercisable
---------------------------    -----------  -------------  -------------  ------------  -------------  -------------

John C. East...............        98,542   $   1,109,975        273,429       302,625  $     989,916  $   1,576,423

Esmat Z. Hamdy.............        26,700         224,437         80,061       117,939        146,835        603,800

Paul Indaco................             0               0        216,811       115,189      1,672,299        594,841

Dennis G. Kish.............        10,000          78,344        146,561       118,439        375,647        605,428

Fares Mubarak..............        41,146         565,043        142,609       118,439        715,327        605,428

----------------------------------------

(1) Calculated on the basis of the difference between the closing sale price at the fiscal year end ($23.82) and the exercise price.

(2)  Calculated on the basis of the  difference  between the exercise  price and
     (i) the sale  price  when the  exercised  option is sold on the same day or
     (ii) the closing sale price on the exercise date.

Director Compensation

o    Cash Compensation

     As compensation for their services, directors who are not employees receive an annual retainer of $18,000. The chairs of the Audit, Compensation, and Nominating Committees and the Audit Committee Financial Expert receive an additional $5,000 annual retainer. Directors also receive $2,000 for each Board meeting attended in person, $1,000 for each committee meeting attended in person, and $750 for each Board and committee meeting attended by telephone. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties.

o    2003 Director Stock Option Plan

     Our 2003 Directors' Stock Option Plan (Director Plan) provides for the grant of nonstatutory stock options to nonemployee directors. Under the Director Plan, each eligible director is granted an initial option to purchase 12,500 shares of our Common Stock on the date on which such person first becomes an eligible director and an additional option to purchase 12,500 shares on each subsequent date that such person is elected as a director at an annual meeting of our shareholders. The exercise price is the closing sales price of our Common Stock quoted on the Nasdaq National Market on the date of grant. All options become exercisable on the date of the first annual meeting of shareholders following the date of grant, subject to the optionee remaining a director until that annual meeting. Vested options are exercisable within four years after the date an optionee ceases to serve as a director, provided that no option may be exercised after its expiration date (which is ten years from the date of grant).

Change-in-Control Arrangements

     We have entered into Management Continuity Agreements with our executive officers, which are designed to ensure continued service in the event of a "change of control." Each Agreement provides for accelerated vesting of an officer's stock options outstanding at the time of a change in control if the officer dies or in the event of an "involuntary termination" of the officer's employment other than for "cause" following the change of control.

     We also have an Employee Retention Plan, which provides that all employees who hold unvested stock options as of the date of any "change of control" shall receive, upon remaining in our employ for six months following the date of such change of control (or earlier, if terminated other than for "cause"), an amount equal to one-third of the aggregate "spread" on their unvested options as of the date of such change of control. "Spread" is defined as the difference between the change-of-control price and the option exercise price. Payment may be made in cash, common stock, or a combination of cash and common stock.

     "Change of control" is defined as (i) acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding securities; (ii) a change of the majority of our Board of Directors within a two-year period; (iii) our merger or consolidation with any other corporation that has been approved by our shareholders, other than a merger or consolidation that would result in our voting securities outstanding immediately prior the merger or consolidation continuing to represent at least 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or (iv) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Compensation Committee Interlocks and Insider Participation

     Prior  to  our  Annual  Meeting  of  Shareholders  on  May  23,  2003,  the
Compensation Committee consisted of Jos C. Henkens, Jacob S. Jacobsson, and Frederic N. Schwettmann. Following our 2003 Annual Meeting, the Compensation Committee consisted of Messrs. Henkens (Chairman), Jacobsson, and Robert G. Spencer. Following the unexpected death of Mr. Henkens on July 8, 2003, the Compensation Committee consisted of Messrs. Jacobsson (Chairman) and Spencer. None of the members of the Compensation Committee during 2003 was an officer or employee or former officer or employee of Actel or any of its subsidiaries, or had any other relationship requiring disclosure. J. Daniel McCranie was appointed to the Compensation Committee on April 19, 2004. The Compensation Committee currently consists of Messrs. Jacobsson (Chairman), McCranie, and Spencer.

Compensation Committee Report

     The following report, which was included in our Annual Report on Form 10-K for the fiscal year ended January 4, 2004, and filed with the SEC on March 17, 2004, is provided to shareholders by the Compensation Committee of the Board of Directors. This report shall not be deemed to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

o    Background

     The Compensation Committee is a standing committee of the Board of Directors with the same authority as the Board to act on all compensation matters, except for actions requiring shareholder approval or related to the compensation of directors. Since Actel's incorporation in 1986, the Compensation Committee has been primarily responsible for establishing and reviewing Actel's management compensation policies. Since Actel's initial public offering in August 1993, the Compensation Committee has formally administered Actel's management compensation policies and plans, including our 1986 Incentive Stock Option Plan, 1995 Employee and Consultant Stock Plan, and 1993 Employee Stock Purchase Plan.

     No member of the Compensation Committee is a former or current officer or employee of Actel. The current members of the Compensation Committee are Jacob
S. Jacobsson and Robert G. Spencer. Mr. Jacobsson has been a member of the Compensation Committee since 1998, and Mr. Spencer since 2003. Meetings of the Compensation Committee are attended by Actel's Vice President of Human Resources, who provides background and market information and makes executive compensation recommendations but does not vote on any matter before the Compensation Committee. Other executive officers, including Actel's Chief Executive Officer and Chief Financial Officer, may attend portions of meetings of the Compensation Committee at the request of the Committee. The Committee meets in private at the end of each meeting.

o    Compensation Policy

     There are three major elements of Actel's executive compensation program. The first element is annual cash compensation in the form of base salary and incentive bonuses. The second element is long-term incentive stock options, which are designed to align compensation incentives with shareholder goals. The third element is compensation and employee benefits generally available to all employees of Actel, such as the 1993 Employee Stock Purchase Plan, health insurance, and a 401(k) plan.

     The Compensation Committee establishes the compensation of each officer principally by considering the average compensation for officers in similar positions with 30 companies in the semiconductor, software, and CAE industries that have annual revenues between $100 million and $999 million (Reference Group). The purpose of monitoring the Reference Group is to provide a stable and continuing frame of reference for compensation decisions. Most of the companies in the Reference Group are included in the Nasdaq Electronic Component Stocks index (see "Company Stock Performance" below). The composition of the Reference Group is subject to change from year to year based on the Committee's assessment of comparability, including the extent to which the Reference Group reflects changes occurring within Actel and in the industry as a whole. Actel's policy is to have officer compensation near the average of the Reference Group.

     After analyzing Reference Group base salaries and comparing them with the base salaries of Actel's officers, the Compensation Committee determines an annual salary increase budget. In January 2003, the Committee approved no changes to base salary.

     Under Actel's Executive Bonus Plan for 2003, incentive cash payments were based on Actel's profitability (pro-forma profit before tax). The profitability objective was established in the Executive Bonus Plan on a sliding scale, so that the percentage achievement was determinable objectively at the end of the year. In 2003, Actel achieved profitability above the minimum level required by the Executive Bonus Plan's profitability objective. The measure of performance was then multiplied by the target bonus under the Plan, which was 60% of base salary for each Executive officer (other than the Chief Executive Officer). The result was bonus payments to Executive officers (other than the Chief Executive Officer) for 2003 that averaged approximately 11.2 % of base salary. Bonuses were paid under the Executive Bonus Plan in January 2004. The Compensation Committee believes that the payment of bonuses for 2003 was appropriate in light of Actel's operating results.

     Actel believes that executive officers should hold substantial, long-term equity stakes in Actel so that the interests of executive officers will correspond with the interests of the shareholders. As a result, stock or stock options constitute a significant portion of the compensation paid by Actel to its officers. After analyzing the practices of the Reference Group, the Compensation Committee determines an annual budget for option grants to Actel's employees and officers. In granting stock options to officers, the Compensation Committee considers a number of factors, such as the officer's position, responsibility, and equity interest in Actel, and evaluates the officer's past performance and future potential to influence the long-term growth and profitability of Actel. After taking these considerations into account, the Compensation Committee granted to Messrs. East, Hamdy, Indaco, Kish, and Mubarak in 2003 the options to purchase shares of Common Stock shown on the "Option Grants" table. All of such options were granted at the value of Actel's Common Stock on the date of grant.

o    Compensation of Chief Executive Officer

     The Compensation Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. In 2003, Mr. East's annual base salary remained at $381,894. Mr. East's 2003 bonus was determined under Actel's Executive Bonus Plan in the manner described above (except that his target bonus was 90% of his base salary) and resulted in a payment of $63,929, or approximately 16.7% of his base salary.

o    Deductibility of Executive Compensation

     Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to Actel's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Actel may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering Actel's current compensation plans and policy, Actel and the Compensation Committee believe that, for the near future, there is little risk that Actel will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Actel's compensation plans and policy will be modified to maximize deductibility if the Compensation Committee determines that such action is in the best interests of Actel.

                                                             Jacob S. Jacobsson
                                                             Robert G. Spencer

Company Stock Performance

     The following graph shows a comparison of cumulative total return for our Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks. In preparing the graph, it was assumed that (i) $100 was invested on December 31, 1998, in our Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks and (ii) all dividends were reinvested. This information shall not be deemed to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

                      Comparison of Cumulative Total Return
                                [OBJECT OMITTED]


                                      12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
                                      --------  --------  --------  --------  --------  --------

Nasdaq Stock Market..................   $100      185       112        89        61        92

Nasdaq Electronic Components Stocks..   $100      186       153       104        56       108

Actel Corporation....................   $100      120       121       100        81       120

     The closing sale price of our Common Stock on December 31, 2003, was $23.82. The closing sale price of our Common Stock on September 13, 2004, was $15.28.

Audit Fees

     The aggregate fees billed for professional services rendered by our auditors, Ernst & Young LLP, for the most two recent fiscal years consisted of the following:

                                                                                          2003             2002
                                                                                    ----------------  ----------------
Audit Fees......................................................................    $    380,562      $    355,680

Audit Related Fees..............................................................          41,210            46,800

Tax Fees (1)....................................................................         346,944 (2)       315,378 (3)

All Other Fees..................................................................               0                 0

----------------------------------------

(1) Consists of tax-related services performed in connection with the preparation of state and federal tax returns, as well as other tax consulting matters, including an analysis regarding the realizability of net operating losses we acquired in our purchase of GateField Corporation. The completion of the net operating loss analysis resulted in a reclassification from goodwill to net deferred tax assets. See Note 2 of Notes to Consolidated Financial Statements for more information.

(2) Includes $90,000 in fees for services performed in connection with the preparation of state and federal tax returns.

(3) Includes $94,508 in fees for services performed in connection with the preparation of state and federal tax returns.

Audit Committee's Pre-Approval Policies and Procedures

     Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. All audit, audit-related, and tax services for our 2002 fiscal year rendered by Ernst & Young following the enactment of the Sarbanes-Oxley Act of 2002 and all audit, audit-related, and tax services rendered by Ernst & Young for our 2003 fiscal year were pre-approved by the Audit Committee.

                                  OTHER MATTERS

     We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             David L. Van De Hey
                                             Secretary

Dated:  September 14, 2004

                                                                      Appendix A

                                 CHARTER FOR THE

                                 AUDIT COMMITTEE

                                       OF

                                ACTEL CORPORATION



     This charter governs the operations of the Audit Committee. The Board of Directors shall appoint an Audit Committee (the "Committee") of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act.

     Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an "audit committee financial expert," as defined by SEC rules.

     Members shall not serve on more than three public company audit committees simultaneously.

     The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent auditor. The Committee shall report regularly to the Board of Directors with respect to its activities.

PURPOSE:

     The purpose of the Committee shall be to:

          Provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) and the performance of the Company's internal audit function and independent auditors.

          Prepare the Audit Committee report that SEC proxy rules require to be included in the Company's annual proxy statement.

     The Committee shall retain and compensate such outside legal, accounting, or other advisors as it considers necessary in discharging its oversight role.

     It is the responsibility of the Committee, in fulfilling its purpose, to maintain free and open communication between the Committee, independent auditors, the internal auditors (if applicable), and management of the Company, and to determine that all parties are aware of their responsibilities.

DUTIES AND RESPONSIBILITIES:

     The  Committee  has the  responsibilities  and  powers  set  forth  in this
Charter. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements; for the appropriateness of the accounting principles and reporting policies that are used by the Company; and for implementing and maintaining internal control over financial reporting. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

          The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent auditors must report directly to the Committee.

          At least annually, the Committee shall obtain and review a report by the independent auditors describing: (i) the firm's internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (to assess the auditors' independence).

          After reviewing the foregoing report and the independent auditors' work throughout the year, the Committee shall evaluate the auditors' qualifications, performance, and independence.

          The Committee shall confirm that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

          The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

          The Committee shall discuss with the internal auditors (if applicable) and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

          The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors' activities or access to requested information, and management's response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company.

          The Committee shall review and discuss the quarterly financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

          The Committee shall review and discuss the annual audited financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

          The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company and all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor.

          The Committee shall review and approve all related party transactions.

          The Committee shall review management's assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors' report on management's assessment.

          The Committee shall discuss with management, the internal auditors (if applicable), and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors (if applicable), and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company's periodic filings with the SEC.

          The Committee shall review the Company's compliance systems with respect to legal and regulatory requirements and review the Company's code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

          The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

          The Committee shall review and reassess this Charter at least annually and obtain the approval of the Board of Directors.

                                                                      Appendix B

                                 CHARTER FOR THE

                              NOMINATING COMMITTEE

                                       OF

                                ACTEL CORPORATION

PURPOSE:

     The purpose of the Nominating Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to shareholders and the Company. To carry out this purpose, the Nominating Committee shall: (1) assist the Board by identifying prospective director nominees and to recommend to the Board the director nominees for the next annual meeting of shareholders; and (2) recommend to the Board director nominees for each committee.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

     o The Nominating Committee shall be composed of no fewer than two (2) members.

     o All members of the Nominating Committee shall meet the independence requirements of (i) NASDAQ Rule 4200 and (ii) the rules of the SEC.

     o The members of the Nominating Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

     o Evaluate the current composition and organization of the Board and its committees, determine future requirements, and make recommendations to the Board for approval.

     o Determine on an annual basis desired Board qualifications, expertise, and characteristics and conduct searches for potential Board members with corresponding attributes. Evaluate and propose nominees for election to the Board. In performing these tasks, the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

     o    Form and delegate authority to subcommittees when appropriate.

     o    Evaluate  and  make   recommendations  to  the  Board  concerning  the
          appointment of directors to Board committees, the selection of Board committee chairs, and propose the Board slate for election.

     o    Consider  shareholder nominees for election to the Board and establish
          appropriate   procedures  for  communications   from  shareholders  to
          directors.

     o    Evaluate  and  recommend   termination  of  membership  of  individual
          directors for cause or for other appropriate reasons.

     o Work with the Board on succession planning and evaluating potential successors to executive management positions.

     o    Make reports to the Board no less frequently than annually.

     o Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

     o    Annually review and evaluate the Nominating Committee's performance.

     o In performing its responsibilities, the Nominating Committee shall have the authority to obtain advice, reports, or opinions from internal or external counsel and expert advisors.

                                 ACTEL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                October 15, 2004

                         1:30 p.m. Pacific Daylight Time

                              Michaels at Shoreline

                           2960 N. Shoreline Boulevard

                         Mountain View, California 94043



                               DRIVING DIRECTIONS

     From Highway 101 North or South, take the Shoreline exit and turn left at the traffic light onto Shoreline Blvd. Take Shoreline Blvd. for approximately one mile to the Shoreline Park entrance. Continue through the park entrance and follow signs to Michaels at Shoreline.
               The telephone number at Michaels is (650) 962-1014.


                                      PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on October 15, 2004. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below. If no choice is specified, the proxy will be voted "FOR" all Items. By signing the proxy, you revoke all prior proxies and appoint John C. East and Robert G. Spencer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The  Board of Directors Recommends a Vote FOR all Items.

     1. Election of Directors:

          01   John C. East

          02   James R. Fiebiger

          03   Jacob S. Jacobsson

          04   J. Daniel McCranie

          05   Henry L. Perret

          06   Robert G. Spencer

 -- Vote FOR all nominees -- Vote WITHHELD from all nominees

 (except as marked)

(Instructions:  To withhold authority to vote for any indicated  nominee,  write
the   number(s)  of  the   nominee(s)   in  the  box  provided  to  the  right.)
                      -----------------------------------

     2. To ratify the appointment of Ernst & Young LLP as Actel Corporation's independent auditors.

 -- FOR -- AGAINST -- ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box --

Indicate changes below:

Date:

---------------------------------

----------------------------------------

----------------------------------------

Signature(s) in Box.

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Actel Corporation, c/o: Shareowner Services, P.O. Box 64873, St Paul, MN 55164-0873